Exhibit 8.1

SUBSIDIAIRES OF GLOBAL MOFY AI LIMITED

Subsidiaries	Place of Incorporation
Global Mofy HK Limited	Hong Kong SAR
GMM Discovery LLC	State of Delaware
Eaglepoint AI Inc	State of Delaware
Mofy Metaverse (Beijing) Technology Co., Ltd.	People’s Republic of China
Gauss Intelligence (Beijing) Technology Co., Ltd.	People’s Republic of China
Global Mofy (Beijing) Technology Co., Ltd.	People’s Republic of China
Anji Century Mofy Education Consulting Co., Ltd.	People’s Republic of China
Kuyu Intelligent Technology (Anji) Co., Ltd.	People’s Republic of China
Shanghai Mo Ying Fei Huan Technology Co., Ltd.	People’s Republic of China
Kashi Mofy Interactive Digital Technology Co., Ltd.	People’s Republic of China
Xi’an Digital Cloud Technology Co., Ltd.	People’s Republic of China
Mofy (Beijing) Film Technology Co., Ltd.	People’s Republic of China
Global Mofy (Beijing) Technology Co., Ltd.	State of California
Zhejiang Mofy Metaverse Technology Co., Ltd.	People’s Republic of China
Global Mofei (Lianyungang) Technology Co., Ltd.	People’s Republic of China
Mo Fei Xiao Xi (Lingshui) Culture Co., Ltd.	People’s Republic of China